Trading Symbols (LMD:TSX V; LNGMF:OTC BB)

151 Bloor St West                                       Kenzo Oriental Tower 11K

Suite 703                                                        48 Dongzhimenwai Dajie

Toronto, Ontario                                                    Dongcheng District

Canada M5S 1S4                                                 Beijing 100027 China

Tel :  +1.416.927.7000                                  Tel:  +011.8610.5160.0689

Fax : +1.416.927.1222                                 Fax:  +011.8610.5160.0788

www.lingomedia.com

PRESS RELEASE	FOR IMMEDIATE RELEASE

LINGO MEDIA TO LAUNCH KINDERGARTEN ENGLISH PROGRAM

 Expanding Into China’s Huge Pre-School Market

Toronto, Canada, October 26, 2006 – Lingo Media Inc. (TSX-V: LMD; OTC BB: LNGMF) (“Lingo Media” or the “Company”) a leading publisher of English language learning programs in China, announced today that it plans to roll out a new educational program – Lingo Kindergarten English – aimed at China’s vast pre-school market. According to the Chinese State Ministry of Education, China’s growing kindergarten market currently consists of more than 21,000,000 three to six year old children, in more than 150,000 schools being taught by over 875,000 teachers.

Lingo Media is set to debut its three-year, three-level English as a Foreign Language educational program early next year, which will be followed by a launch across China later in 2007.

“This new Lingo Kindergarten English program provides for greater continuity with our market leading primary school program - PEP Primary English and marks our entry into the early childhood education market in China,” said Michael Williams, Lingo Media’s VP Operations, China.

Lingo Media’s experience in developing English language learning programs for Chinese students enabled its product development team to build a program that addresses the specific needs of the China market. Chief among those was the fact that Chinese kindergarten teachers, though highly trained, are not well versed in foreign language instruction. Lingo Kindergarten English program ensures success through sound educational theories that are designed specifically to help teachers reach three to six year old children.  For students, this new program features age-appropriate practices including Total Physical Response (TPR) chants, songs, and traditional North American pre-school elements that create a diverse program.  Another vital element to the program is that it provides the tools to Chinese parents that they need to support their child’s learning.

“Lingo Kindergarten English is part of our growth strategy to develop new programs to increase our long term royalty income from China. This entry into the pre-school market in China ties in with the acquisition of A Plus Child Development which, subject to regulatory approval, is on track to close over the next few weeks” said Michael Kraft, President & CEO of Lingo Media.

About Lingo Media

Lingo Media is a leading publisher of English language learning programs in China. The Company incorporates print, audio/video cassette and CD-based products for students and teachers from pre-school through university. Founded in 1996, Lingo Media has an established presence in the Chinese educational market of more than 200 million English language students.  To date, over 120 million units from Lingo Media's library of more than 290 program titles have been published and sold in China.  While Lingo Media remains focused on its royalty-based educational publishing business, it is advancing its China Expansion Plan to establish itself as a distributor of educational print media including books, newspapers and magazines in China.

For further information, contact:

Lingo Media

Lingo Media, Beijing Office

Michael Kraft, President & CEO

Michael Williams

Tel: (416) 927-7000, ext. 23

VP Operations, China

Toll Free Tel: (866) 927-7011

Tel:  (+86 10) 5160 0689

Fax: (416) 927-1222

                          Fax: (+86 10) 5160 0788

Email: investor@lingomedia.com

Email: mwilliams@lingomedia.com

To learn more, visit www.lingomedia.com

Portions of this press release include "forward-looking statements", which may be understood as any statement other than a statement of historical fact.  Forward-looking statements contained in this press release are made pursuant to the safe harbour provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances.  Actual results may vary materially from management's expectations and projections expressed in this press release.  Certain factors that can affect the Company's ability to achieve projected results are described in the Company's Annual Report 20-F and other reports filed with the Securities and Exchange Commission.

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